EXHIBIT 21.1


                        MOBIUS MANAGEMENT SYSTEMS, INC.
                                SUBSIDIARY LIST


1.   Mobius Management Systems (Australia)
     1601 Malvern Road
     Glen Iris VIC 3146 Australia
     Phone:    011-61-3-9823-4400
     Fax:      011-61-3-9526-3643

2.   Mobius Management Systems (France) S.a.r.l.
     Tour Maine Montparnasse
     33, Avenue du Maine
     75015 Paris
     Phone:    011-33-1-45-38-26-00
     Fax:      011-33-1-45-38-26-20

3.   Mobius Management Systems (Deutschland) GmbH.
     Karl-Arnold-Str. 1
     47877 Willich
     Phone:    011-49-2154-92460
     Fax:      011-49-2154-924646

4.   Mobius Management Systems (Italy) S.r.l.
     Strada 4, Palazzo A5
     Milanofiori
     20090 Assago (Milano)
     Phone:    011-390-2-57501458
     Fax:      011-390-2-57501706

5.   Mobius Management Systems Japan K.K.
     Izumikan-Kioicho 7F
     4-3 Kioi-cho, Chiyoda-Ku
     Tokyo 102-0094 Japan
     Phone:    011-81-3-3556-7350
     Fax:      011-81-3-3556-7351

6.   Mobius Managements Systems (Sweden)
     Kanalvagen 10C
     S-194 61 Upplands Vasby
     Phone:    011-46-8590-747-30
     Fax:      011-46-8590-717-81

7.   Mobius Management Systems (Switzerland) GmbH
     Grossrietstrasse 7
     CH 8606 Nanikon/Uster
     Phone:    011-41-1-905-4747
     Fax:      011-41-1-905-4748

8.   Mobius Management Systems (UK) Ltd.
     Cavendish House
     5 the Avenue
     Egham Surrey
     England  Tw20 9AB
     Phone:    011-44-1784-484700
     Fax:      011-44-1784-484701

9.   Mobius Management Systems Benelux B.V. IO Perkinsbaan 11 3439 ND Nieuwegein
     Phone: 011-31-306-30-0121 Fax: 011-31-306-30-0125